
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
CONSOLIDATED BALANCE SHEET AND CONSOLIDATED INCOME STATEMENT OF GRC AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-START>                             JAN-01-2000
<PERIOD-END>                               SEP-30-2000
<CASH>                                              66
<SECURITIES>                                         0
<RECEIVABLES>                                      103
<ALLOWANCES>                                         5
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0<F1>
<PP&E>                                           4,153
<DEPRECIATION>                                   1,905
<TOTAL-ASSETS>                                   3,072
<CURRENT-LIABILITIES>                                0<F1>
<BONDS>                                          1,370<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                         777
<TOTAL-LIABILITY-AND-EQUITY>                     3,072
<SALES>                                              0
<TOTAL-REVENUES>                                   454
<CGS>                                                0
<TOTAL-COSTS>                                       89<F3>
<OTHER-EXPENSES>                                    75<F4>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                  48
<INCOME-PRETAX>                                     99<F5>
<INCOME-TAX>                                        37
<INCOME-CONTINUING>                                 62
<DISCONTINUED>                                      23
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                        85
<EPS-BASIC>                                          0
<EPS-DILUTED>                                        0

<F1>Not applicable because GRC has an unclassified balance sheet.
<F2>This value consists of three components: Recourse Long-term debt of 1,233 million, Nonrecourse Long-term Debt of 65 million, and Capital Lease
Obligations of 72 million. Short-term Debt is not include in this calculation.
<F3>This value represents Operating Expenses on the Consolidated Statements of
Income.
<F4>This value consists of the Provision for Depreciation and Amortization on the
Consolidated Statements of Income.
<F5>This value represents Income Before Income Taxes.

